SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 6, 1999



                             CYBEROPTICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Minnesota                  (0-16577)         41-1472057
----------------------------------------------------         ----------
     (State or other jurisdiction of   COMMISSION FILE NO.   (I.R.S. Employer
      incorporation or organization)                         Identification No.)


        5900 Golden Hills Drive
         MINNEAPOLIS, MINNESOTA                              55416
----------------------------------------                     -----
(Address of principal executive offices)                     (Zip Code)


                                 (612) 542-5000
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by CyberOptics Corporation (the "Company") on April 21, 1999 (the "Initial 8-K") to include certain financial information omitted from the Initial Report pursuant to Item 7(a)(4) of Form 8-K and the consent of independent certified accountants with respect to the audited financial statements included herein.

This Current Report on Form 8-K/A (including the financial statements and pro forma financial information included herein) contains statements regarding the product development efforts, estimated costs for product completion, potential product release dates, anticipated market penetration, estimated cost of sales, estimated product sales growth rate and other forward-looking statements regarding Kestra Limited, a British company recently acquired by the Company and which has not completed its initial proposed products and has no history of product sales. Such forward looking statements are subject to substantial risks over which the Company may have little or no control, including the following:

* Release dates may be delayed by software problems that may be identified during prototype testing or by problems with integration of optics

* Kestra products may not perform as anticipated at the speeds and volumes required in a production environment

*        The anticipated markets for Kestra's products may not develop

* Kestra has never sold product and there can be no assurance that the Company will be able to adapt its sale and distribution channels to Kestra's products

* There can be no assurance that Kestra's product will be accepted by customers over other competing products

* Kestra has no history of product performance and there can be no assurance that its products, if successfully developed, will not require substantial repair or rework

Further, although the Company believes the assumptions upon which the accounting treatment of the Kestra business that was acquired are appropriate, there can be no assurances that such accounting treatment, upon review by the Securities and Exchange Commission (the SEC), will not be questioned or that adjustments to the purchase accounting will not be required by the SEC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         a) Financial statements of the business acquired and interim financial information

                  The consolidated balance sheet at July 31, 1998 and the related profit and loss account, cash flow statement and reconciliation of movement in shareholders' funds of Kestra Limited ("Kestra") for the year then ended and the report of KPMG, independent accountants, thereon, together with the notes thereto, are located at pages 4 through 28 of the Amendment No. 1 to the Current Report on Form 8-K.

                  The unaudited consolidated balance sheet as of March 31, 1999 and the related profit and loss account, cash flow statements and reconciliation of movement in shareholders' funds of Kestra for the eight months ended March 31, 1999 and 1998, and the notes thereto are located at pages 10 through 28 of the Amendment No. 1 to Current Report on Form 8-K.

         b)       Pro forma financial information

                  The unaudited pro forma combined balance sheet as of March 31, 1999, and the unaudited pro forma combined statements of income for the year ended December 31, 1998, and for the three months ended March 31, 1999, and the notes thereto are located at pages 29 through 39 of the Amendment No. 1 to Current Report on Form 8-K.

         c)       Exhibits

         Exhibit Number        Description
         --------------        -----------

         *2.1                  Asset Purchase Agreement

         *2.1                  Asset Purchase Agreement

         *2.2                  Escrow Agreement

         *20.1                 Press Release

         23.1                  Consent of KPMG

---------
*Filed with the first filing of this Form 8-K

                      KESTRA LIMITED

                      DIRECTORS' REPORT AND CONSOLIDATED FINANCIAL
                      STATEMENTS

                      31 JULY 1998

                      Registered number 3270431

KESTRA LIMITED


Directors' report and consolidated financial statements


CONTENTS                                                                    PAGE

Directors' report                                                           6-7

Statement of directors' responsibilities                                     8

Auditors' report                                                             9

Consolidated profit and loss account                                        10

Consolidated balance sheet                                                  11

Consolidated cash flow statement                                            12

Reconciliation of movements in shareholders' funds                          13

Notes                                                                      14-28

KESTRA LIMITED


Directors' report

The directors present their annual report and the audited consolidated financial statements for the year ended 31 July 1998.

PRINCIPAL ACTIVITIES

The principal activity of the group is that of the development and subsequent manufacture of computer vision systems.

The principal activity of the company is that of a holding company.

BUSINESS REVIEW

The results for the year are set out on page 10 of this document.

POST BALANCE SHEET EVENT

An agreement has been reached to sell the entire share capital of the company to Cyberoptics Corporation for a consideration which is in excess of the book value of the net assets.

TRANSFER TO RESERVES

The loss for the year is (pound)1,209,567.

DIRECTORS AND DIRECTORS' INTERESTS

The directors who held office during the year were as follows:

EXECUTIVE DIRECTORS

Mr C B Jackson
Mr J Tinning
Dr M A Bowes

NON EXECUTIVE DIRECTORS

Mr G H Brown
Mr D C Pratt

KESTRA LIMITED

DIRECTORS AND DIRECTORS' INTERESTS (CONTINUED)


The directors who held office at the end of the financial year had the following interests in the ordinary shares of the company as recorded in the register of directors' share and debenture interests:

                                          CLASS              INTEREST AT
                                       OF SHARE     BEGINNING AND END OF
                                                                    YEAR

Dr MA Bowes                'B' Ordinary(pound)1                   21,712
Mr C B Jackson             'B' Ordinary(pound)1                   21,712
Mr J Tinning               'B' Ordinary(pound)1                    3,289
Mr GH Brown                'B' Ordinary(pound)1                      877
                                                                 =======



AUDITORS

In accordance with Section 385 of the Companies Act 1985, a resolution for the re-appointment of KPMG as auditors of the company is to be proposed at the forthcoming Annual General Meeting.




By order of the board



DR M A BOWES
SECRETARY

                                                                     4 Tree Tops
                                                                   Bromley Cross
                                                                          Bolton
                                                                         BL7 9YB

KESTRA LIMITED


Statement of directors' responsibilities

Company law requires the directors to prepare financial statements for each financial period which give a true and fair view of the state of affairs of the company and the group and of the profit or loss of the group for that period. In preparing these financial statements, the directors are required to:

*        select suitable accounting policies and then apply them consistently;

*        make judgements and estimates that are reasonable and prudent;

* state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

* prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the group and to prevent and detect fraud and other irregularities.

         St James' Square
         Manchester M2 6DS



Independent auditors' report
The Shareholders and Board of Directors
Kestra Limited

We have audited the accompanying consolidated balance sheet of Kestra Limited and subsidiaries at July 31, 1998 and the related consolidated profit and loss account, cash flow statement, statement of total recognised gains and losses and reconciliation of movements in shareholders' funds of Kestra Limited for the year ended July 31, 1998. These consolidated financial statements are the responsibility of the management of Kestra Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the UK which standards are substantially equivalent to auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kestra Limited and subsidiaries at July 31, 1998 and the consolidated results of operations and cash flows of Kestra Limited for the year ended July 31, 1998 in conformity with generally accepted accounting principles in the UK.

Generally accepted accounting principles in the UK vary in certain respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the year ended July 31, 1998 and shareholders' equity at July 31, 1998 to the extent summarised in Note 19 to the consolidated financial statements.


KPMG
CHARTERED ACCOUNTANTS
REGISTERED AUDITORS

April 6, 1999

KESTRA LIMITED


Consolidated profit and loss account
FOR THE YEAR ENDED 31 JULY 1998

                                                         YEAR ENDED     8 months ended     8 months ended
                                                            31 JULY      31 March 1998      31 March 1999
                                               NOTE            1998        (Unaudited)        (Unaudited)
                                                            (POUND)            (pound)            (pound)
TURNOVER                                                         --                  --               --
Administrative expenses - excluding
   research and development costs                          (212,032)           (138,471)        (108,417)
Administrative expenses - research and
   development costs                                       (904,180)           (487,158)        (684,874)

                                                         ----------            --------         --------
OPERATING LOSS                                           (1,116,212)           (625,629)        (793,291)
Interest income                                   6           7,275               4,850               --
Interest expense                                  7         (35,080)             (3,968)         (69,388)

                                                         ----------            --------         --------
LOSS ON ORDINARY ACTIVITIES
 BEFORE TAXATION                                2-7      (1,144,017)           (624,747)        (862,679)
Tax on loss on ordinary activities                8              --                  --               --

                                                         ----------            --------         --------
NET LOSS                                                 (1,144,017)           (624,747)        (862,679)
Dividend payable on preference shares             9         (65,550)            (43,740)         (50,242)

                                                         ----------            --------         --------
RETAINED NET LOSS                                        (1,209,567)           (668,487)        (912,921)

                                                         ==========            ========         ========


The company has no recognised gains or losses in the current or preceding period other than those reported above and therefore no separate statement of total recognised gains and losses has been presented.

The accompanying notes are an integral part of these consolidated financial statements.

KESTRA LIMITED


Consolidated balance sheet
AT 31 JULY 1998

                                                        31 JULY                     31 March
                                            NOTE           1998                         1999
                                                                                 (Unaudited)
                                                        (POUND)      (POUND)         (pound)      (pound)
FIXED ASSETS
Tangible assets                               10                      79,181                       81,395

CURRENT ASSETS
Debtors                                       11         56,329                      39,946
Cash at bank and in hand                                264,084                          --

                                                     ----------                  ----------
                                                        320,413                      39,946
CREDITORS: amounts falling
  due within one year                         12       (224,556)                   (164,624)

                                                     ----------                  ----------

NET CURRENT ASSETS/(LIABILITIES)                                      95,857                     (124,678)

                                                                  ----------                   ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                175,038                      (43,283)


CREDITORS: amounts falling due after more
  than one year                               13                    (588,802)                  (1,233,160)

                                                                  ----------                   ----------
NET LIABILITIES                                                     (413,764)                  (1,276,443)

                                                                  ==========                   ==========

CAPITAL AND RESERVES
Called up share capital                       14                     160,512                      160,512
Share premium account                         14                   1,213,118                    1,213,118
Profit and loss account                       15                  (1,787,394)                  (2,650,073)

                                                                  ----------                   ----------
                                                                    (413,764)                  (1,276,443)

                                                                  ==========                   ==========


The accompanying notes are an integral part of these consolidated financial statements.

KESTRA LIMITED

Consolidated cash flow statement
FOR THE YEAR ENDED 31 JULY 1998

                                                               NOTE     YEAR ENDED   8 months ended   8 months ended
                                                                           31 JULY    31 March 1998    31 March 1999
                                                                              1998      (Unaudited)      (Unaudited)
                                                                           (POUND)          (pound)          (pound)
CASH OUTFLOW FROM OPERATING ACTIVITIES                                   (984,715)        (626,902)        (821,200)
RETURN ON INVESTMENTS AND SERVICING OF
  FINANCE                                                        16       (27,805)             882          (69,388)
CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT                                                     16       (29,296)         (21,789)         (17,854)
FINANCING                                                        16     1,140,121          543,414          644,358

                                                                       ----------       ----------       ----------
INCREASE/(DECREASE) IN CASH IN THE PERIOD                                  98,305         (104,395)        (264,084)

                                                                       ==========       ==========       ==========

Reconciliation of operating profit (loss) to operating cashflows
FOR THE YEAR ENDED 31 JULY 1998

                                                                        YEAR ENDED   8 months ended   8 months ended
                                                                           31 JULY    31 March 1998    31 March 1999
                                                                              1998      (Unaudited)      (Unaudited)
                                                                           (POUND)          (pound)          (pound)
Operating loss                                                         (1,116,212)        (625,629)        (793,291)

Depreciation charge                                                        27,744            7,401           15,640
Loss on sale of tangible fixed assets                                       1,927               --               --
Increase in debtors                                                       (42,270)          (8,691)          16,383
(Decrease)/increase in creditors                                          144,096               17          (59,932)

                                                                       ----------       ----------       ----------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                               (984,715)        (626,902)        (821,200)

                                                                       ==========       ==========       ==========

Reconciliation of net cash flow to movement in net debt
FOR THE YEAR ENDED 31 JULY 1998

                                                               NOTE     YEAR ENDED   8 months ended   8 months ended
                                                                           31 JULY    31 March 1998    31 March 1999
                                                                              1998      (Unaudited)      (Unaudited)
                                                                           (POUND)          (pound)          (pound)
INCREASE/(DECREASE) IN CASH IN THE PERIOD                                  98,305         (104,395)        (264,084)
MOVEMENT IN NET DEBT IN THE PERIOD                               17      (594,504)         (22,797)        (644,358)
NET FUNDS/(DEBT) AT THE START OF THE PERIOD                      17       165,779          165,779         (330,420)

                                                                       ----------       ----------       ----------
NET FUNDS/(DEBT) AT THE END OF THE YEAR                          17      (330,420)          38,587        1,238,862

                                                                       ==========       ==========       ==========


The accompanying notes are an integral part of these consolidated financial statements.

KESTRA LIMITED


Reconciliation of movements in shareholders' funds
FOR THE YEAR ENDED 31 JULY 1998

                                                     YEAR ENDED   8 months ended   8 months ended
                                                        31 JULY    31 March 1998    31 March 1999
                                                           1998      (Unaudited)      (Unaudited)
                                                        (POUND)          (pound)          (pound)
NET LOSS                                            (1,144,017)        (624,727)        (862,679)
Shares issued in year/period                           575,000          550,000               --
Goodwill written off on acquisition                         --               --               --

                                                    ----------       ----------       ----------

NET (REDUCTION IN)/ADDITION TO
  SHAREHOLDERS' FUNDS                                 (569,017)         (74,727)        (862,679)
Opening shareholders' funds                            155,253          155,253         (413,764)

                                                    ----------       ----------       ----------
CLOSING SHAREHOLDERS' FUNDS                           (413,764)          80,526       (1,276,443)

                                                    ==========       ==========       ==========

The accompanying notes are an integral part of these consolidated financial statements.

KESTRA LIMITED

Notes
(FORMING PART OF THE FINANCIAL STATEMENTS)


1        ACCOUNTING POLICIES

         The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group's financial statements.

         BASIS OF PREPARATION

         The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

         These financial statements have been prepared on the going concern basis as a result of the support provided by Cyberoptics Corporation as set out in note 18 to these financial statements.

         BASIS OF CONSOLIDATION

         The group accounts consolidate the accounts of Kestra Limited and its subsidiary undertaking. The consolidated accounts are based on accounts of the subsidiary undertaking which are coterminous with those of the parent company. These accounts are made up to 31 July 1998.

         Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) was written off against reserves on acquisition. Any excess of the aggregate of the fair value of the separable net assets acquired over the fair value of the consideration given (negative goodwill) was credited direct to reserves as a reserve arising on acquisition.

         FIXED ASSETS AND DEPRECIATION

         Depreciation is provided by the company to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

         Motor vehicles                            -      4 years
         Fixtures & fittings, scientific and
         office equipment                          -      3 years

         PENSION COSTS

         The company contributes to directors' personal pension schemes and has made provision for contributions to be made into the personal pension schemes of certain employees on a defined contribution basis. The pension cost charged to the profit & loss account for the year amounted to (pound)27,850.

         RESEARCH AND DEVELOPMENT COSTS

         All research and development costs are expensed in the year that they are incurred.

KESTRA LIMITED

1        ACCOUNTING POLICIES (CONTINUED)

         TAXATION

         The charge for taxation is based on the loss for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

2        ANALYSIS OF LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

         The loss on ordinary activities before taxation is wholly attributable to the principal activity of the group, and arises wholly within the United Kingdom.

3        LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

                                               YEAR ENDED    8 months ended    8 months ended
                                                  31 JULY     31 March 1998     31 March 1999
                                                     1998       (Unaudited)       (Unaudited)
                                                  (POUND)           (pound)           (pound)
         LOSS ON ORDINARY ACTIVITIES BEFORE
          TAXATION IS STATED

         AFTER CHARGING:
         Auditors' remuneration                     3,500             2,333             2,333
         Depreciation:
                     Owned                         23,460             4,545            11,356
                     Leased                         4,284             2,856             2,856
         Loss on disposal of fixed assets           1,927                --                --
         Research and development                 904,180           487,158           684,874

                                                  =======           =======           =======

4        REMUNERATION OF DIRECTORS

                                               YEAR ENDED    8 months ended    8 months ended
                                                  31 JULY     31 March 1998     31 March 1999
                                                     1998       (Unaudited)       (Unaudited)
                                                  (POUND)           (pound)           (pound)
         DIRECTORS' EMOLUMENTS
         As executives                            183,968           122,645           113,332
         Pension contributions                     17,267            11,551            11,423

                                                  -------           -------           -------
                                                  201,235           134,196           124,755

                                                  =======           =======           =======


         The emoluments, excluding pension contributions, of the highest paid director in the year ended 31 July 1998 were (pound)74,306.

KESTRA LIMITED

5        STAFF NUMBERS AND COSTS

         The average number of persons employed by the group (including directors), who all undertake an administrative role, during the year ended 31 July 1998 was 10.

                                               YEAR ENDED    8 months ended    8 months ended
                                                  31 JULY     31 March 1998     31 March 1999
                                                     1998       (Unaudited)       (Unaudited)
                                                  (POUND)           (pound)           (pound)
         Wages and salaries                       343,203           228,802           258,870
         Social security costs                     32,949            21,966            19,681
         Other pension costs (note 1)              27,850            18,566            29,961

                                                  -------           -------           -------
                                                  404,002           269,334           308,512

                                                  =======           =======           =======

6        INTEREST INCOME

                                               YEAR ENDED    8 months ended    8 months ended
                                                  31 JULY     31 March 1998     31 March 1999
                                                     1998       (Unaudited)       (Unaudited)
                                                  (POUND)           (pound)           (pound)
         Bank interest                              7,275             4,850                --
         Other interest received                       --                --                --

                                                  -------           -------           -------
                                                    7,275             4,850                --

                                                  =======           =======           =======

7        INTEREST EXPENSE

                                               YEAR ENDED    8 months ended    8 months ended
                                                  31 JULY     31 March 1998     31 March 1999
                                                     1998       (Unaudited)       (Unaudited)
                                                  (POUND)           (pound)           (pound)
         Bank interest paid                        35,080             3,968            69,388

                                                  =======           =======           =======

8        TAXATION

         There is no tax charge due to the availability of losses in the year and brought forward.

KESTRA LIMITED

9        DIVIDENDS PAYABLE ON PREFERENCE SHARES

                                                              YEAR ENDED    8 months ended    8 months ended
                                                                 31 JULY     31 March 1998     31 March 1999
                                                                    1998       (Unaudited)       (Unaudited)
                                                                 (POUND)           (pound)           (pound)
         Dividends payable on preference shares (see note 14)     65,550            43,740            50,242

                                                                ========          ========          ========

         The cumulative preference dividend payable has not been reflected as a liability, see note 15.

10       TANGIBLE FIXED ASSETS

                                                       FIXTURES
                                                      FITTINGS,
                                                     SCIENTIFIC
                                       MOTOR         AND OFFICE
                                    VEHICLES          EQUIPMENT                TOTAL
                                     (POUND)            (POUND)              (POUND)
         COST
         At 1 August 1997              6,800             56,588               63,388
         Additions                    29,373             32,714               62,087
         Disposals                    (6,800)            (2,076)              (8,876)

                                   ---------          ---------            ---------
         At 31 July 1998              29,373             87,226              116,599

                                   ---------          ---------            ---------
         DEPRECIATION
         At 1 August 1997              2,617             10,538               13,155
         Charge for year               4,284             23,460               27,744
         Disposal                     (2,617)              (864)              (3,481)

                                   ---------          ---------            ---------
         At 31 July 1998               4,284             33,134               37,418

                                   ---------          ---------            ---------
         NET BOOK VALUE
         AT 31 JULY 1998              25,089             54,092               79,181

                                   =========          =========            =========

         At 31 July 1997               4,183             46,050               50,233

                                   =========          =========            =========

         Included in the total net book value of motor vehicles is (pound)25,089 (1997:(pound)Nil) in respect of assets held under finance leases. Depreciation for the year on these assets was (pound)4,284 (1997:(pound)Nil). The company has no tangible fixed assets.

KESTRA LIMITED

11       DEBTORS

                                                                         31 JULY     31 March 1999
                                                                            1998       (Unaudited)
                                                                         (POUND)           (pound)
         Other debtors                                                    29,262            24,942
         Prepayments                                                      27,067            15,004

                                                                        --------          --------
                                                                          56,329            39,946

                                                                        ========          ========

         All debtors fall due within one year.

12       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                         31 JULY     31 March 1999
                                                                            1998       (Unaudited)
                                                                         (POUND)           (pound)
         Obligations under finance leases and hire purchase contracts      5,642             5,642
         Trade creditors                                                 177,528           108,557
         Taxation and social security                                     12,208            14,454
         Other creditors                                                   4,463                --
         Accruals and deferred income                                     24,715            35,971

                                                                        --------          --------
                                                                         224,556           164,624

                                                                        ========          ========

KESTRA LIMITED

13       CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                         31 JULY     31 March 1999
                                                                            1998       (Unaudited)
                                                                         (POUND)           (pound)
         Unsecured loan capital                                          575,000         1,225,000
         Obligations under finance leases and hire
         purchase contracts                                               13,802             8,160

                                                                       ---------         ---------
                                                                         588,802         1,233,160

                                                                       =========         =========

         On 20 May 1998 3i Plc, a venture capitalist company, invested(pound)575,000 of funds into the company by way of unsecured loan capital. The loan is repayable as set out below and attracts interest at a fixed rate of 8.75% per annum.

         CREDITORS PAYABLE BY INSTALMENTS

                                 INSTALMENTS PAYABLE WITHIN    INSTALMENTS PAYABLE WITHIN         INSTALMENTS PAYABLE
                                          ONE YEAR                  TWO TO FIVE YEARS              AFTER FIVE YEARS
                                  31 JULY    31 March 1999      31 JULY    31 March 1999       31 JULY    31 March 1999
                                     1998      (Unaudited)         1998      (Unaudited)          1998      (Unaudited)
                                  (POUND)          (pound)      (POUND)          (pound)       (POUND)          (pound)
         Unsecured loan
           capital                     --               --      230,000          605,000       345,000          620,000
         Obligations under
           finance leases and
           hire purchase
           contracts                5,642            5,642       13,802            8,160            --               --

                                 ========         ========     ========         ========      ========         ========

KESTRA LIMITED

14       CALLED UP SHARE CAPITAL AND SHARE PREMIUM ACCOUNT

                                                                            31 JULY     31 March 1999
                                                                               1998       (Unaudited)
                                                                            (POUND)           (pound)
         AUTHORISED
         Ordinary shares of(pound)1 each                                     32,895            32,895
         'A' Ordinary shares of(pound)1 each                                 62,815            62,815
         'B' Ordinary shares of(pound)1 each                                 52,632            52,632
         7% cumulative redeemable preference shares of 1 penny each          12,170            12,170

                                                                          ---------         ---------
                                                                            160,512           160,512

                                                                          =========         =========

         ALLOTTED, CALLED UP AND FULLY PAID
         Ordinary shares of(pound)1 each                                     32,895            32,895
         'A' Ordinary shares of(pound)1 each                                 62,815            62,815
         'B' Ordinary shares of(pound)1 each                                 52,632            52,632
         7% cumulative redeemable preference shares of 1 penny each          12,170            12,170

                                                                          ---------         ---------
                                                                            160,512           160,512

                                                                          =========         =========

         SHARE PREMIUM ACCOUNT
         At beginning of period                                             660,382         1,213,118
         Issue of 'A' ordinary shares                                         8,236                --
         Issue of preference shares                                         544,500                --

                                                                          ---------         ---------
         At end of period                                                 1,213,118         1,213,118

                                                                          =========         =========

         On 30 September 1997, following the successful completion of product trials, 3i plc acquired an additional 550,000 1 penny preference shares for consideration of (pound)550,000, of which (pound)544,500 has been credited to the share premium account.

         On 20 May 1998 the authorised share capital of the company was increased from (pound)154,516 to (pound)160,512 by the creation of 5,996 'A' ordinary shares of (pound)1 each ranking pari passu with the existing 'A' ordinary shares. On this date 3i Plc invested an additional (pound)600,000 of funds into the company, (pound)575,000 received by way of unsecured loan capital (see note 13) and (pound)25,000 received from the issue of share capital.

         DIVIDENDS

         The profits of the company available for distribution shall be applied as follows:

         FIRST in paying to the holders of the preference shares a fixed cumulative preferential net cash dividend ('the Preference Dividend') of 7 pence per annum on each share accruing from the date of subscription for the preference shares and payable half yearly on 31 January and 31 July in each year, the first payment to be made on 31 January 2000.

KESTRA LIMITED

14       CALLED UP SHARE CAPITAL (CONTINUED)

         DIVIDENDS (CONTINUED)

         No dividend shall be declared or paid to the holders of the Equity Shares in any financial year of the Company unless and until:

         * the Preference Dividend has been paid in full in respect of that financial year and in respect of all previous financial years of the Company; and

         * all preference shares which have fallen due for redemption have been redeemed

         * in paying to the holders of the Equity Shares a cumulative net cash dividend of an amount equal to 20% of Group Profit 'Participating Dividend' the first such Participating Dividend to be payable in respect of the financial year of the Company ending in the year 2001 and thereafter in respect of each financial year of the Company. The Participating Dividend (if any) shall be paid not later than 6 months after the end of each successive accounting reference period of the Company; and

         * with the prior written consent of the holders of 75% of the 'A' ordinary shares in distributing any further proportion of the profits available for distribution amongst the holders of the Equity Shares.

         Every dividend shall be distributed to the appropriate shareholders pro-rata according to the amounts paid up or credited as paid up on the shares held by them respectively and shall accrue on a daily basis and in the case of the Equity Shares for the purposes of dividends and distributions the same shall be treated as constituting one class of share ranking pari passu with each other.

         RIGHTS ON WINDING UP

         On a return of assets on liquidation or capital reduction or otherwise, the assets of the Company remaining after the payment of its liabilities shall be applied as follows:

         FIRST in paying to the holders of the preference shares(pound)1 per share together with a sum equal to any arrears or accruals of the Preference Dividend calculated down to the date of the return of capital;

         THE BALANCE of such assets shall be distributed amongst the holders of the Equity Shares (pari passu in proportion to the amounts paid up or credited as paid up on the Equity Shares as if the same constituted one class of share) held by them respectively.

         REDEMPTION OF PREFERENCE SHARES

         The preference shares shall be redeemed at (pound) 1 per share in 5 equal annual instalments on 30 November of each year commencing on 30 November 2001 and the last such installment to be made on 30 November 2005.

KESTRA LIMITED

14       CALLED UP SHARE CAPITAL (CONTINUED)

         REDEMPTION OF PREFERENCE SHARES (CONTINUED)

         The Company may with the prior written consent of the holders of 65% of the preference shares provided there are no arrears of dividend on the preference shares redeem all or (in instalments of not less than 100,000 shares) some of the preference shares in advance of the due date for redemption and in the absence of any contrary agreement between such holders and the Company any partial early redemption shall be deemed to relate to the shares falling due for redemption in inverse order of maturity.

         All of the preference shares shall (unless the holders of 65% of the preference shares give notice in writing to the Company to the contrary) be redeemed immediately upon any of the following dates:

         * the date upon any of the equity share capital of the Company is admitted to the Official List of the Stock Exchange or permission for any of the equity share capital of the Company to be dealt in on any recognised investment exchange becomes effective; or

         * the date upon which a successful offer to purchase 90% or more of the issued equity share capital of the Company (or 90% or more of all such capital including any already held by the offer) is completed.

         CONVERSION OF 'A' ORDINARY SHARES AND 'B' ORDINARY SHARES

         The holders of the 'A' ordinary shares and 'B' ordinary shares may at any time convert the whole of their respective holdings of 'A' ordinary shares and 'B' ordinary shares into a like number of ordinary shares. The following provisions of the Articles shall apply to any such conversion.

         Any such conversion shall be effected by notice in writing given to the Company signed by the holders of 75% of the 'A' ordinary shares or 75% of the 'B' ordinary shares, as the case may require. Such conversion shall take effect immediately upon the date of delivery of such notice to the Company (unless such notice states that conversion is to be effective when any conditions specified in the notice have been fulfilled in which case conversion shall take effect when such conditions have been fulfilled) and shall be without prejudice to any accrued dividend rights attaching to each 'A' ordinary shares or 'B' ordinary shares, as the case may be, the subject of conversion which rights shall attach to the ordinary share upon and resulting from such conversion.

         Forthwith after conversion takes effect the holders of the resulting ordinary shares shall send to the Company the certificates in respect of their respective holdings of 'A' ordinary shares and 'B' ordinary shares as the case may be. The company shall issue to such holders certificates for the ordinary shares resulting from such conversion.

         The ordinary shares resulting from any such conversion shall rank from the date of conversion pari passu in all respects with the other ordinary shares in the capital of the Company.

KESTRA LIMITED

14       CALLED UP SHARE CAPITAL (CONTINUED)

         CLASS RIGHTS

         Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, only with the consent in writing of the holders of 65% of the issued shares of that class. The special rights attaching to the 'A' ordinary shares and the preference shares shall only be varied by the company altering its Memorandum and Articles of Association.

15       PROFIT AND LOSS ACCOUNT

                                                                         (POUND)

         At 1 August 1997                                              (643,377)
         Loss for the year for ordinary shareholders                 (1,209,567)
         Appropriation included in the above (see note 9)                65,550

                                                                     ----------
         At 31 July 1998                                             (1,787,394)

         Loss for the period for ordinary shareholders
               (unaudited)                                             (912,921)
         Appropriation included in the above
               (unaudited)                                               50,242

                                                                     ----------
         At 31 March 1999 (unaudited)                                (2,650,073)

                                                                     ==========

KESTRA LIMITED

16       ANALYSIS OF ITEMS NETTED OFF IN CASH FLOW

                                                                YEAR ENDED    8 months ended     8 months ended
                                                                   31 JULY     31 March 1998      31 March 1999
                                                                      1998       (Unaudited)        (Unaudited)
                                                                   (POUND)           (pound)            (pound)
         RETURNS ON INVESTMENT AND SERVICING OF FINANCE
         Interest received                                          7,275              4,850                 --
         Interest paid                                            (35,080)            (3,968)           (69,388)

                                                               ----------         ----------         ----------

         NET CASH (OUTFLOW)/INFLOW FROM RETURNS ON
           INVESTMENTS AND SERVICING OF FINANCE                   (27,805)               882            (69,388)

                                                               ==========         ==========         ==========

         TAXATION
         Corporation tax paid                                          --                 --                 --

                                                               ==========         ==========         ==========

         CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
         Purchase of tangible fixed assets                        (32,764)           (21,789)           (17,854)
         Sale of tangible fixed assets                              3,468                 --                 --

                                                               ----------         ----------         ----------

         NET CASH OUTFLOW FOR CAPITAL EXPENDITURE AND
           FINANCIAL INVESTMENT                                   (29,296)           (21,789)           (17,854)

                                                               ==========         ==========         ==========

         FINANCING
         Proceeds from issue of share capital                     575,000            550,000                 --
         Proceeds from issue of unsecured loan                    575,000                 --            650,000
         Hire purchase movements                                   (9,879)            (6,586)            (5,642)

                                                               ----------         ----------         ----------
         NET CASH FLOW FROM FINANCING                           1,140,121            543,414            644,358

                                                               ==========         ==========         ==========

KESTRA LIMITED

17       ANALYSIS OF CHANGES IN NET DEBT

                                  AT 1 AUGUST          CASH        OTHER      AT 31 JULY
                                         1997         FLOWS      CHANGES            1998
                                      (POUND)       (POUND)      (POUND)         (POUND)

         Cash in hand, at bank        165,779        98,305           --         264,084
         Finance leases                    --       (19,504)          --         (19,504)
         Debt due after 1 year             --      (575,000)          --        (575,000)

                                     --------     ---------    ---------       ---------
                                      165,779      (496,199)          --        (330,420)

                                     ========     =========    =========       =========

18       POST BALANCE SHEET EVENT

         An agreement has been reached to sell the entire share capital of the company to Cyberoptics Corporation for a consideration which is in excess of the book value of the net assets.

19       SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING
         POLICIES

         The group's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain respects from generally accepted accounting principles in the United States (US GAAP). Differences which have a significant effect on the consolidated net loss and shareholders' equity (deficit) of the group are set out below. While this is not a comprehensive summary of all differences between UK and US GAAP, other differences would not have a significant effect on the consolidated net income or shareholders' equity of the group.

(a)      GOODWILL

         Under UK GAAP, the group writes off goodwill arising on acquisitions, being the excess of consideration paid over the fair value of net assets acquired, against retained earnings in its consolidated balance sheet in the year of acquisition. Under US GAAP, goodwill is capitalised on the balance sheet and amortised by charges against income over its estimated useful life, which the Company has determined to be 7 years.

         Under UK GAAP, the profit or loss on disposal of all or part of a previously acquired business is calculated after taking account of the gross amount of any goodwill previously eliminated directly against reserves.

         Under US GAAP, no adjustment to profit or loss on disposal is required in respect of goodwill previously amortised.

(b)      REDEEMABLE PREFERENCE SHARES

         Under UK GAAP, preference shares with mandatory redemption features or redeemable at the option of the security holder are classified as non-equity interests as a component of total shareholders' deficit. Under US GAAP such mandatorily redeemable preference shares are classified outside of shareholders' deficit. In addition, under US GAAP the waiver of the dividend on preference shares is deemed to be a capital contribution and excluded from net income attributable to ordinary shareholders.

KESTRA LIMITED

(c) EFFECT ON NET LOSS OF DIFFERENCES BETWEEN UK AND US GAAP FOR THE YEAR ENDED 31 JULY 1998

                                                                 YEAR ENDED    8 months ended     8 months ended
                                                                    31 JULY     31 March 1998      31 March 1999
                                                                       1998       (Unaudited)        (Unaudited)
                                                                    (POUND)           (pound)            (pound)
            Net loss in accordance with UK GAAP                 (1,144,017)         (624,747)          (862,679)

            US GAAP ADJUSTMENTS
            Goodwill amortisation                                  (44,754)          (29,836)           (29,836)
            Dividends payable on preference shares                 (65,550)          (43,740)           (50,242)
                                                                ----------        ----------         ----------
            Net loss attributable to ordinary shareholders
              under US GAAP                                     (1,254,321)         (698,323)           942,757
                                                                ==========        ==========         ==========

(d) CUMULATIVE EFFECT ON SHAREHOLDERS' FUNDS OF DIFFERENCES BETWEEN UK AND US GAAP AT 31 JULY 1998

                                                                         31 JULY     31 March 1999
                                                                            1998       (Unaudited)
                                                                         (POUND)           (pound)

         Shareholders' funds in accordance with UK GAAP                (413,764)       (1,276,443)

         US GAAP ADJUSTMENTS
         Capitalisation of goodwill                                     313,279           313,279
         Accumulated amortisation of goodwill                           (70,861)         (100,697)
         Preference share capital                                    (1,217,052)       (1,217,052)
                                                                     ----------        ----------
         Shareholders' funds in accordance with US GAAP              (1,388,398)       (2,280,913)

                                                                     ==========        ==========

KESTRA LIMITED

(e)      CASH FLOWS

         Under UK GAAP, the group complies with Financial Reporting Standard 1 (Revised) Cash Flow Statements (FRS 1 Revised), the objective and principles of which are similar to those set out in Statement of Financial Accounting Standards No 95 'Statement of Cash Flows' (SFAS
         95). The principal difference between the two standards is in respect of classification. Under FRS 1 (Revised), the group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) capital expenditure and financial investment; (e) acquisitions and disposals; (f) dividends to ordinary shareholders; (g) management of liquid resources; and (h) financing activities. SFAS 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

         Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 (Revised) would be included as operating activities under SFAS 92; dividend payments would be included as a financing activity under SFAS 95 and cash flows from capital expenditure, long term investments, acquisitions and disposals would be included as investing activities under SFAS 95. In addition, under FRS 1 (Revised), cash represents cash at bank and in hand less bank overdrafts; cash equivalents (ie liquid resources) are not included with cash. Movements of liquid resources are included under a separate heading. Under US GAAP, cash and cash equivalents are not offset by bank overdrafts repayable within twenty four hours from the date of the advance. Such overdrafts are classified within financing activities under US GAAP.

         Set out below, for illustrative purposes, is a summary consolidated statement of cash flows under US GAAP:

                                                                YEAR ENDED    8 months ended     8 months ended
                                                                   31 JULY     31 March 1998      31 March 1999
                                                                      1998       (Unaudited)        (Unaudited)
                                                                   (POUND)           (pound)            (pound)
         Net cash used in operating activities                  (1,012,520)        (626,020)          (890,588)
         Net cash used in investing activities                     (29,296)         (21,789)           (17,854)
         Net cash provided by financing activities               1,140,121          543,414            644,358

                                                                 ---------        ---------          ---------
         Net increase/(decrease) in cash and cash equivalents       98,305         (104,395)          (264,084)
         Cash and cash equivalents at beginning of year            165,779          165,779            264,084

                                                                 ---------        ---------          ---------
         Cash and cash equivalents at end of year/period           264,084           61,384                 --

                                                                 =========        =========          =========

KESTRA LIMITED

(f)      RECENT US ACCOUNTING PRONOUNCEMENTS

         SFAS 130 - REPORTING COMPREHENSIVE INCOME

         The Group has adopted Statement of Financial Accounting Standards No. 130 'Reporting Comprehensive Income' (SFAS 130). It requires that all items that are required to be recognised under accounting standards as components of comprehensive income should be reported in a financial statement that is displayed with the same prominence as other financial statements. It requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The Group does not have any items of other comprehensive income.

                   CyberOptics Corporation and Kestra Limited

              Pro Forma Financial Information - Narrative Overview
                                   (Unaudited)

The following unaudited pro forma combined balance sheet as of March 31, 1999 and statements of income for the year ended December 31, 1998, and for the three months ended March 31, 1999, give effect to the acquisition of Kestra by CyberOptics Corporation ("the Company") using the purchase method of accounting. The unaudited pro forma combined financial statements combine the historical consolidated balance sheet and statement of income of the Company and the historical consolidated balance sheet and statement of income of Kestra (collectively "the Entities"). The unaudited pro forma combined balance sheet as of March 31, 1999, assumes the Entities were combined as of March 31, 1999. The unaudited pro forma combined statements of income for the year ended December 31, 1998 and for the three months ended March 31, 1999, assume the Entities were combined effective January 1, 1998.

The unaudited pro forma combined financial statements give effect to (i) the acquisition of Kestra, (ii) the payment of $9.0 million in cash in connection with the acquisition of Kestra, and (iii) other adjustments described in the accompanying notes.

The unaudited pro forma combined financial statements are not necessarily indicative of the financial position or results of operations of CyberOptics as they may be in the future or as they might have been for the periods presented had the Entities actually been combined effective January 1, 1998 or as of the date of the unaudited pro forma balance sheet. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements of CyberOptics, as filed on Form 10-K for the year ended December 31, 1998 and on Form 10-Q for the three month period ended March 31, 1999, and the historical financial statements of Kestra, including the notes to such financial statements, as of July 31, 1998 and for the year then ended, and as of March 31, 1999 and for the eight month periods ended March 31, 1999 and 1998, as set forth in this Form 8-K/A-1. The pro forma adjustments are based upon information available at this time and upon certain assumptions that CyberOptics management believes are reasonable in the circumstances.

CYBEROPTICS CORPORATION
PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 1999
(IN THOUSANDS)
(UNAUDITED)

                                                HISTORICAL       HISTORICAL         PRO FORMA          PRO FORMA
                                              CYBEROPTICS(1)  KESTRA LIMITED(2)    ADJUSTMENTS         COMBINED
                                              --------------  -----------------    -----------       ------------
            ASSETS

Cash and cash equivalents                      $     17,474     $          3       $     (9,500)(3)  $      7,977
Marketable securities                                10,129                                                10,129
Accounts receivable, net                              5,949                                                 5,949
Inventories                                           5,552                                                 5,552
Other current assets                                  1,455               64                                1,519
                                               ------------     ------------       ------------      ------------

TOTAL CURRENT ASSETS                                 40,559               67             (9,500)           31,126

Marketable securities                                12,284                                                12,284
Equipment and leasehold improvements, net             2,546              131                                2,677
Capitalized patent costs, net                           142                                                   142
Other assets, net                                       731                                                   731
                                                                                           (343)(4)
Goodwill                                                                 343              5,287 (5)         5,287
                                               ------------     ------------       ------------      ------------

TOTAL ASSETS                                   $     56,262     $        541       $     (4,556)     $     52,247
                                               ============     ============       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                      1,480              175                                1,655
Income taxes payable                                    767                                                   767
Accrued expenses                                      2,026              341                                2,367
                                               ------------     ------------       ------------      ------------

TOTAL CURRENT LIABILITIES                             4,273              516                 --             4,789
                                               ------------     ------------       ------------      ------------

Long-term debt                                                         1,999                                1,999

Commitments and contingencies

Manditorily redeamable preferred stock                                 1,965             (1,965)(6)            --

STOCKHOLDERS' EQUITY

Preferred stock, no par value, 5,000 shares
   authorized, none outstanding
Common stock, no par value, 25,000 shares
   authorized, 4,960 shares issued
   and outstanding                                   32,912              239               (239)(6)        32,912
Additional paid in capital                                                13                (13)(6)            --
Cummulative translation adjustment                                       (80)                80 (6)            --
                                                                                           (343)(4)
                                                                                          4,454 (5)
Retained earnings (accumulated deficit)              19,077           (4,111)            (6,530)(5)        12,547
                                               ------------     ------------       ------------      ------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)              51,989           (3,939)            (2,591)           45,459
                                               ------------     ------------       ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $     56,262     $        541       $     (4,556)     $     52,247
                                               ============     ============       ============      ============

The accompanying notes are an integral part of the unaudited pro forma combined balance sheet.

                             CYBEROPTICS CORPORATION
                    NOTES TO PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1999
                                   (UNAUDITED)


(1) Reflects the historical balance sheet of CyberOptics Corporation as derived from the Company's unaudited balance sheet as of March 31, 1999 as filed on Form 10-Q.

(2) Reflects the historical unaudited balance sheet of Kestra as derived from the historical unaudited balance sheet of Kestra as of March 31, 1999, adjusted to comply with US GAAP. The financial position and results of operations of Kestra are measured using the local currency as the functional currency. Assets and liabilities of Kestra are translated at the exchange rate in effect at March 31, 1999. Income statement accounts are translated at the average rates of exchange prevailing during the year ended December 31, 1998 and during the three months ended March 31, 1999, respectively. Translation adjustments arising from the use of differing exchange rates from period to period are included in the stockholders' equity.

(3) Adjustment reflects the $9.0 million cash consideration paid for the purchase of Kestra common stock and the estimated $460,000 of related transaction costs.

(4)      Adjustment reflects the elimination of historical Kestra goodwill.

(5) Adjustment reflects the portion of the purchase price allocated to purchased in-process research and development and goodwill. Valuation of the purchased in-process research and development was conducted by an independent third-party appraisal company. The purchase price exceeded the estimated fair value of tangible assets acquired and liabilities assumed by approximately $11.8 million. This excess purchase price was allocated first to purchased in-process research and development, with the residual value allocated to goodwill.

The table below is a summary of the preliminary amounts allocated to purchased in-process research and development and goodwill (in thousands):

         Cash                                                   $     9,040
         Direct acquisition costs                                       460
         Kestra liabilities assumed                                   2,515
                                                                -----------

            Total purchase price                                     12,015

         Estimated fair value of tangible assets acquired
         (approximates recorded book value)                             198
                                                                -----------

         Purchase price in excess of estimated fair value of
         tangible assets acquired                               $    11,817
                                                                ===========

         Estimated fair value of purchased in-process research
         and development and goodwill:
            In-process research and development                       6,530
            Goodwill                                                  5,287
                                                                -----------

                                                                $    11,817
                                                                ===========

The purchased in-process research and development consists of Kestra's projects to develop pre-oven and post-reflow in-line inspection systems for printed circuit boards assemblies utilizing a statistical technique called principle component analysis (PCA). PCA is based on statistical appearance modeling that can learn for itself how to recognize any object. The pre-oven system involves checking for placement of components on circuit boards. The post-reflow system involves inspection of the solder joints, after the solder paste applied to the leads of components placed on circuit boards has been melted by the oven.

At the time of the acquisition, Kestra had under development technology using PCA for the application of Automated Optical Inspection (AOI) in electronic circuit board production. Kestra is attempting to develop complex application software that will allow PCA to be applied to a pre-oven AOI system and a completely separate complex application software that will allow PCA to be applied to a post-reflow AOI system that will inspect circuit boards in-line at different points in the production process. The Company is uncertain whether the technology being developed for either system will ultimately meet the technical specifications required for circuit board production or be commercially acceptable. The development of the pre-oven and post-reflow AOI systems requires many design and engineering innovations as discussed below:

Pre-Oven System - Inspection at this stage of the circuit board production process involves inspecting the placement of electronic components placed on circuit boards with solder paste, which has not been melted to form solder joints. In order to accomplish this, the system must make measurements at very high speeds that are repeatable and accurate to the micron level, by processing digitized images and identifying variations. These images are captured using commercially available cameras and attempting to apply complex PCA techniques using highly-complex algorithms that must be developed through extended off-line field testing and then imbedded in system application software.

Post-Reflow System - Inspection at this stage of the circuit board production process, when the solder paste has been melted by the oven and turned into a solder joint, requires inspection of the solder joint itself. Inspection of such solder joints involves methods and considerations very different from those involved in the placement inspection to be performed by the pre-oven machine. Specifically, the significant variations in solder joint size, color, shape and reflection levels, among other variables, make this a very different technological development effort from that applicable to the pre-oven system. Accordingly, development of this system will require development of a different application of PCA techniques with completely different highly-complex algorithms that must still be developed through extended off-line field testing. Development of the post-reflow system will also require development of improved optics to capture the images required for this very different inspection system.

It is not certain that development efforts on either system will allow for technical and user specifications to be met, particularly when tested at production line speeds and the very high volumes associated with electronic assembly. Failure to achieve these specifications will cause the pre-oven and post-reflow projects to fail.

Based upon an independent third-party appraisal, management estimates that $3.3 million and $3.2 million of the purchase price represents the fair value of purchased in-process research and development related to the pre-oven and post-reflow systems, respectively, that has not yet reached technological feasibility and has no alternative future uses. These amounts were expensed as a non-recurring, non-tax-deductible charge upon consummation of the acquisition. These amounts have been reflected as a reduction in stockholders' equity and have not been included in the unaudited pro forma combined statements of income due to their non-recurring nature.

The independent third-party appraiser utilized the alternative income valuation approach as prescribed by the Securities and Exchange Commission to determine the estimated fair value of the purchased in-process research and development. These estimates are based on the following assumptions:

* The estimated revenues are based upon projected average annual revenue growth rates for the pre-oven and for the post-reflow systems once each technology individually reaches a point of feasibility. These projections assume that the Kestra systems under development reach approximately 20% of the forecasted AOI market by 2003 and grow at estimated market growth rates of approximately 20% in 2004. Estimated total revenues expected from the pre-oven and post-reflow systems for these products to be developed from using the purchased in-process research and development peak in the year 2004 and decline rapidly starting in 2005 through 2009 as the next generation of these systems are expected to enter the market. These projections are based on estimates made by the Company's management of market size and growth (which are supported by independent market data), expected trends in technology and the nature and projected timing of the introduction of the next generation of systems.

* The estimated costs of sales as a percentage of revenues are based on the estimated costs that management believes could be achieved by Kestra without considering any synergies due to the acquisition by the Company.

* The estimated selling general and administrative expenses are based on the estimated expense levels of Kestra through year 2001, and are based on the Company's historical percentage and industry comparisons for the years from 2002 through 2009, without considering any synergies due to the acquisition by the Company.

* The discount rate utilized in the alternative income valuation approach is based on the weighted average cost of capital (WACC). The WACC calculation produces the average required rate of return of an investment in an operating enterprise, based on various areas of that enterprise. The WACC assumed for CyberOptics, as a corporate business enterprise, is 23.2%. The discount rate used in the alternative valuation approach was 35%. This discount rate is higher than the WACC due to the inherent uncertainties in the estimates described above including the uncertainty surrounding the successful development of the purchased in-process research and development, the useful life of such completed research and development, the profitability levels of such completed research and development and the uncertainty of technological advances that are unknown at this time

The Company estimated that the purchased in-process research projects related to the pre-oven and post-reflow systems were 79% and 71% complete, respectively, based upon research and development costs incurred to date compared to total estimated development costs for each project. As of the date of acquisition, the estimated cost to complete the pre-oven project to a point of technological feasibility was $487,000, expected to be incurred in the second and third quarters of 1999. As of the date of the acquisition, the estimated cost to complete the post-reflow system to a point of technological feasibility was $540,000, expected to be incurred primarily in the fourth quarter of 1999 and the first and second quarters of 2000. These estimates are subject to change, given uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

As of the date of acquisition, the Company estimated that the initial pre-oven product developed from the purchased in-process research and development may be introduced during the second half of 1999. As of the date of acquisition, the Company anticipated that the initial post-reflow product developed from the purchased in-process research and development may be introduced during second quarter of 2000. The Company expects that all the purchased in-process research and development will reach technological feasibility. However, even if technological feasibility is achieved (of which there can be no assurance) there can be no assurance that the commercial viability of the purchased in-process research and development projects will achieve management expectations.

As of the date of acquisition, the nature of the development efforts related to the pre-oven system included initial proof of concept through early prototype testing, field testing in an off-line environment, continuous development of the underlying complex PCA application software, initial development work on the user interface and preliminary development work on the required Windows NT platform conversion which may impair the speed of the in-process system. For the post-reflow system, development efforts include limited off-line field testing, preliminary revisions to the PCA application software that is anticipated to be required for the post-reflow application and preliminary evaluation of requirements for improved optics and the user interface. The nature of the efforts required to complete development of the purchased in-process research and development projects into commercially viable products principally relates to the following:

Pre-Oven System - Testing of the system in-line at production speeds and volumes, and the resulting development effort on the application software required to meet speed, repeatability, accuracy and volume requirements of the AOI industry. In addition, other development work is required to determine how to meet current and anticipated processing speed requirements, develop a user interface that meets AOI industry requirements and complete a Windows NT platform conversion that management believes may reduce processing speeds and therefore require even further product development efforts.

Post-Reflow System - Complete study of the appearance of solder joints through field testing of prototype machines to determine the number of examples required by the system and complete development of application software that will potentially meet technical specifications for solder joint inspection. Evaluate hardware configuration (optics and platform) to determine the requirements of such a solder joint inspection system and complete hardware development work to meet AOI industry specifications. In addition, other development work is required to develop a user interface that meets AOI industry requirements and to complete a Windows NT platform conversion that management believes may reduce processing speeds and therefore require even further product development efforts.

If these products are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods.

(6) Adjustment reflects the elimination of Kestra's historical stockholders' equity.

CYBEROPTICS CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                  HISTORICAL       HISTORICAL        PRO FORMA         PRO FORMA
                                                CYBEROPTICS(1)  KESTRA LIMITED(2)   ADJUSTMENTS        COMBINED
                                                --------------  -----------------  ------------      ------------
Revenues                                         $     36,636     $                $                 $     36,636
Cost of revenues                                       16,499                                              16,499
                                                 ------------     ------------     ------------      ------------

Gross margin                                           20,137               --               --            20,137

Research and development costs                          7,072            1,664                              8,736
                                                                                            (74)(3)
Selling, general and administrative expenses            9,881              405              755 (4)        10,967
                                                 ------------     ------------     ------------      ------------

Income (loss) from operations                           3,184           (2,069)            (681)              434

Interest income (expense), net                          2,220             (112)            (523)(5)         1,585
                                                 ------------     ------------     ------------      ------------

Income (loss) from operations                           5,404           (2,181)          (1,204)            2,019

Provision for income taxes                              1,735               --             (168)(6)         1,567
                                                 ------------     ------------     ------------      ------------

Net income (loss)                                $      3,669     $     (2,181)    $     (1,036)     $        452
                                                 ============     ============     ============      ============

Net income per share - Basic                     $       0.71                                        $       0.09

Net income per share - Diluted                   $       0.69                                        $       0.08

Weighted average shares outstanding - Basic             5,192                                               5,192

Weighted average shares outstanding - Diluted           5,320                                               5,320


The accompanying notes are an integral part of the unaudited pro forma combined statement of income.

                             CYBEROPTICS CORPORATION
                 NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)


(1) Reflects the historical results of operations of CyberOptics as derived from the Company's statement of income for the year ended December 31, 1998 as filed on Form 10-K.

(2) Reflects the historical unaudited results of operations of Kestra as derived from the unaudited statement of profit and loss of Kestra for the year ended December 31, 1998. The results of operations of Kestra are measured using the local currency as the functional currency. Income statement accounts are translated at the average rates of exchange prevailing during the year ended December 31, 1998 and for the three months ended March 31, 1999.

(3) Adjustment reflects the elimination of amortization of the historical Kestra goodwill.

(4) Adjustment reflects the annual non-tax-deductible amortization charge resulting from amortization of the $5.3 million of goodwill, over an estimated useful life of 7 years.

(5) Adjustment reflects the reduction of interest income resulting from the liquidation of investments or the use of cash to complete the acquisition. The estimated rate of return on investments and the cash balance was 5.5%.

(6) Adjustment reflects the estimated income tax impact of the above adjustments (note that the amortization of the goodwill is not deductible for income tax reporting purposes).

CYBEROPTICS CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1999
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                   HISTORICAL      HISTORICAL          PRO FORMA          PRO FORMA
                                                 CYBEROPTICS(1)  KESTRA LIMITED(2)    ADJUSTMENTS         COMBINED
                                                 --------------  -----------------   ------------       ------------
Revenues                                          $      7,705     $                 $                  $      7,705
Cost of revenues                                         3,537                                                 3,537
                                                  ------------     ------------      ------------       ------------

Gross margin                                             4,168               --                --              4,168

Research and development Costs                           1,752              415                                2,168
                                                                                              (18)(3)
Selling, general and administrative expenses             2,164              120               189 (4)          2,455
                                                  ------------     ------------      ------------       ------------

Income (loss) from operations                              252             (536)             (171)              (455)

Interest income (expense), net                             530              (47)             (131)(5)            352
                                                  ------------     ------------      ------------       ------------

Income (loss) from operations                              782             (583)             (302)              (103)

Provision for income taxes                                 230                                (38)(6)            192
                                                  ------------     ------------      ------------       ------------

Net income (loss)                                 $        552     $       (583)     $       (264)      $       (295)
                                                  ============     ============      ============       ============

Net income (loss) per share - Basic               $       0.11                                          $      (0.06)

Net income (loss) per share - Diluted             $       0.11                                          $      (0.06)

Weighted average shares outstanding - Basic              4,955                                                 4,955

Weighted average shares outstanding - Diluted            5,039                                                 5,039


The accompanying notes are an integral part of the unaudited pro forma combined statement of income.

                             CYBEROPTICS CORPORATION
                 NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE YEAR THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)


(1) Reflects the historical results of operations of CyberOptics as derived from the Company's statement of income for the three months ended March 31, 1999 as filed on Form 10-Q.

(2) Reflects the historical unaudited results of operations of Kestra as derived from the unaudited statement of profit and loss of Kestra for the three months ended March 31, 1999. The results of operations of Kestra are measured using the local currency as the functional currency. Income statement accounts are translated at the average rates of exchange prevailing during the year ended December 31, 1998 and for the three months ended March 31, 1999.

(3) Adjustment reflects the elimination of amortization of the historical Kestra goodwill.

(4) Adjustment reflects the estimated quarterly non-tax-deductible amortization charge resulting from amortization of the $5.3 million of goodwill, over an estimated useful life of 7 years.

(5) Adjustment reflects the reduction of interest income resulting from the liquidation of investments or the use of cash to complete the acquisition. The estimated rate of return on investments and the cash balance was 5.5%.

(6) Adjustment reflects the estimated income tax impact of the above adjustments (note that the amortization of the goodwill is not deductible for income tax reporting purposes).

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CYBEROPTICS CORPORARTION


                                       By /s/ Steven M. Quist
                                          -------------------
                                          Steven M. Quist, President

Dated: June 21, 1999